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                                [VARI-LITE LOGO]


NEWS RELEASE
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For Immediate Publication


            VARI-LITE INTERNATIONAL, INC. ANNOUNCES AGREEMENT TO SELL OPERATIONS IN BELGIUM, THE NETHERLANDS, FRANCE AND SWEDEN

DALLAS, TX /Amsterdam (The Netherlands) - July 25, 2000 - Vari-Lite International, Inc. (Nasdaq: LITE) announced today that it has entered into a letter of intent to sell its operations in Belgium, the Netherlands, France and Sweden to an investment company which owns Focus Showequipment B.V. in Amsterdam.

"The sale of our continental European operations will allow the company to focus its attention on the development, manufacture and sale of its VARI*LITE-Registered Trademark- automated lighting systems and continued operation of our rental and production services offices in North America, Asia and London," said Rusty Brutsche, chief executive officer of the company.

The purchaser's strategy will build on the reputation of both Focus Showequipment (Amsterdam) and EML (Brussels/Utrecht), both leading production services companies in the Benelux, serving the various segments of the entertainment industry (theatre, concerts, broadcast, film, corporate events and conferences). Together with operations built by Vari-Lite in France and Sweden, the purchaser intends to develop a branded international network of professional organizations in Northern and Western Europe. The cooperation between the different operations and the combination of knowledge, experience and equipment will allow the purchaser to best serve its local and European customers. All companies owned by the purchaser will be authorized VARI*LITE-Registered Trademark- dealers. In the Netherlands, in the course of the year, the operations of Vari-Lite Production Services - Amsterdam/EML will be integrated with the operations of Focus Showequipment in Amsterdam.

The sale is subject to various conditions, but is scheduled to be completed in September 2000.

Vari-Lite International is a leading worldwide designer, manufacturer and distributor of proprietary automated lighting systems. The company also provides related equipment and services to the entertainment industry, serving markets such as concert touring, theater, television and film and corporate events. The company sells and rents its VARI*LITE-Registered Trademark-automated lighting systems through a domestic and international network of Vari-Lite offices and independent dealers.

Vari-Lite International, Inc. shares are traded on the Nasdaq National Market under the symbol LITE.

The foregoing paragraphs contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These expectations may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

FOR FURTHER INFORMATION CONTACT:
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For the Sellers:                                         For the Purchasers:
VARI-LITE INTERNATIONAL, INC.                            SEVEN OAKS
JERRY L. TROJAN                                          HANS VAN DER WIND
VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER


                                                  Vari-Lite International, Inc.
                                                                  201 Regal Row
                                                           Dallas, Texas  75247
                                                             phone 214.630.1963
                                                               fax 214.630.5867

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214-819-3244                                                  +31 (0)20 3116740


























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